Exhibit 99.1

ThermoGenesis Holdings Announces Second Quarter 2023 Financial Results and Provides Corporate Update

Conference Call to be Held Today at 1:30 p.m. PT/4:30 p.m. ET

RANCHO CORDOVA, Calif., August 10, 2023 -- ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today reported financial and operating results for the second quarter ended June 30, 2023, and provided a corporate business update.

“Throughout the second quarter, we continued to make headway in constructing our innovative ReadyStart suites in Sacramento. The suites, to be housed in a cutting-edge 35,500+ square foot, cGMP facility, are paramount to our strategy of becoming a high-performance, integrated contract development and manufacturing organization (CDMO), specializing in cell and gene therapy, an area in which we have decades of expertise,” commented Chris Xu, Ph.D., Chief Executive Officer of ThermoGenesis.

In addition to our operational progress this quarter, we were pleased to welcome Biao Xi, Ph.D. and James Xu, Esq., DBA, PsyD., J.D., CPA to our Board as Independent Directors, expanding the Board to seven members. Their contributions are already proving valuable as we continue to execute on our strategic vision and launch our integrated CDMO services.

Financial Results for the Second Quarter Ended June 30, 2023

Net revenues for the three months ended June 30, 2023, were $2.3 million, compared to $3.0 million for the quarter ended June 30, 2022. The decrease was driven primarily by lower AXP disposable sales to the Company’s distributor in China; however, it was offset by higher domestic AXP disposable sales and BioArchive device revenue.

Gross profit was $0.5 million or 21% of net revenues for the three months ended June 30, 2023, compared to $0.9 million or 31% for three months ended June 30, 2022. The primary drivers of the decrease were reduced revenue and lower absorption in the quarter ended June 30, 2023.

Selling, general and administrative expenses were $1.8 million compared to $2.0 for the three months ended June 30, 2022, a decrease of $0.2 million or 9%. The decrease was driven by lower employee benefits and legal expenses.

Research and development expenses were $0.4 million for both the three months ended June 30, 2023, and 2022.

Interest expense for the three months ended June 30, 2023, was $0.7 million compared to $1.4 million, for the three months ended June 30, 2022, a decrease of $0.7 million. The decrease was driven by lower amortization and interest expense related to the Boyalife Note and the outstanding convertible note issued in June 2019 in the three months ended June 30, 2023, as compared to the same period in 2022.

Net loss attributable to common stockholders was $2.3 million for the three months ended June 30, 2023, or $(0.91) per share, based on 2,482,298 weighted average basic and diluted common shares outstanding. This compares to a net loss attributable to common stockholders of $2.7 million, or $(8.98) per share, based on 299,181 weighted average basic and diluted common shares outstanding for the three months ended June 30, 2022.

At June 30, 2023, the Company had cash and cash equivalents totaling $4.5 million, compared with cash and cash equivalents of $4.2 million at December 31, 2022.

Conference Call and Webcast Information

ThermoGenesis will host a conference call today at 1:30 p.m. PT/4:30 p.m. ET. To participate in the conference call, please dial 1-844-889-4331 (domestic), 1-412-380-7406 (international) or 1-866-605-3852 (Canada). To access a live webcast of the call, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

A webcast replay will also be available on ThermoGenesis’ website for three months. To access the replay, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc. develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation, the ability to obtain capital and other financing in the amounts and at the times needed to launch new products and grow our CDMO business, market acceptance of new products, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, risks associated with expanding into the Company’s planned CDMO business, uncertainty associated with the COVID-19 pandemic, and other risk factors listed from time to time in our reports with the Securities and Exchange Commission (“SEC”), including, in particular, those set forth in ThermoGenesis Holdings’ Form 10-K for the year ended December 31, 2022.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com

Financials

ThermoGenesis Holdings, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,450,000	$4,177,000
Accounts receivable, net	774,000	1,865,000
Inventories	2,656,000	3,334,000
Prepaid expenses and other current assets	572,000	1,508,000
Total current assets	8,452,000	10,884,000

Inventories, non-current	830,000	1,003,000
Equipment and leasehold improvements, net	2,434,000	1,254,000
Right-of-use operating lease assets, net	254,000	372,000
Right-of-use operating lease assets – related party	3,331,000	3,550,000
Goodwill	781,000	781,000
Other intangible assets, net	1,270,000	1,286,000
Other assets	256,000	256,000
Total assets	$17,608,000	$19,386,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$508,000	$820,000
Other current liabilities	10,478,000	10,689,000
Total current liabilities	10,986,000	11,509,000

Long-term liabilities	3,995,000	4,554,000

ThermoGenesis Holdings, Inc. stockholders' equity	3,834,000	4,296,000

Noncontrolling interests	(1,207,000)	(973,000)
Total liabilities and equity	$17,608,000	$19,386,000

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$2,273,000	$3,029,000	$4,845,000	$5,692,000
Cost of revenues	1,804,000	2,090,000	3,271,000	3,813,000

Gross profit	469,000	939,000	1,574,000	1,879,000

Expenses:
Selling, general and administrative	1,816,000	1,989,000	3,660,000	3,682,000
Research and development	383,000	392,000	689,000	847,000

Total operating expenses	2,199,000	2,381,000	4,349,000	4,529,000

Loss from operations	(1,730,000)	(1,442,000)	(2,775,000)	(2,650,000)

Other expenses:
Interest / other expense	(668,000)	(1,359,000)	(4,566,000)	(2,186,000)
Loss on retirement of debt	--	--	(239,000)	--

Total other expense	(668,000)	(1,359,000)	(4,805,000)	(2,186,000)

Net loss	(2,398,000)	(2,801,000)	(7,580,000)	(4,836,000)

Loss attributable to noncontrolling interests	(138,000)	(113,000)	(234,000)	(239,000)
Net loss attributable to common stockholders	$(2,260,000)	$(2,688,000)	$(7,346,000)	$(4,597,000)

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2023	2022

Cash flows from operating activities:	$(1,427,000)	$(5,101,000)

Cash flows from investing activities:	(1,361,000)	(219,000)

Cash flows from financing activities:	3,061,000	2,044,000

Effects of foreign currency rate changes on cash and cash equivalents	--	(3,000)
Net increase (decrease) in cash and cash equivalents	273,000	(3,279,000)

Cash and cash equivalents at the beginning of the period	4,177,000	7,280,000
Cash and cash equivalents at the end of the period	$4,450,000	$4,001,000